PS25-046 Amendment Agreement Template v20190325 PS25-046 AMENDMENT AGREEMENT NO 2 to PS21-004 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. This Amendment Agreement No 2 to the Cloud Infrastructure Services Management for Polestar (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Service Provider”), and Polestar Performance AB, 556653-3096, a corporation organized and existing under the laws of Sweden (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Cloud Infrastructure Services Management Agreement (PS21-004) on 27 September 2022, and into the Amendment Agreement No.1 (PS24-009) on 16th May 2024, (combined and in the form of the amended version, the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with the Party’s signature). 2. AMENDMENTS 2.1 Appendix 1 to the Agreement (Service Specification) shall be replaced in its entirety by a new Appendix 1 as attached to this Amendment. PS25-046 Amendment Agreement Template v20190325 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 17 and 18 of the Agreement shall apply to this Amendment as well. ______________________________ [SIGNATURE PAGE FOLLOWS] PS25-046 Amendment Agreement Template v20190325 This Amendment has been signed electronically by both Parties. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: /s/ Helen Hu By: /s/ Jonas Enström Title: General Counsel Title: COO Date: February 4, 2026 Date: February 24, 2026 By: /s/ Fredrik Hansson By: /s/ Anna Rudensjö Title: CFO Title: General Counsel Date: February 23, 2026 Date: February 24, 2026 PS21-004 (Amended through PS25-046) SA TEMPLATE VERSION 191003 1 SERVICE AGREEMENT APPENDIX 1 SERVICE SPECIFICATION 1. GENERAL 1.1 This Service Specification is a part of the Service Agreement executed between Service Provider and Purchaser. This Service Specification sets out the scope and the specification of the activities that shall be performed under the Service Agreement, the division of responsibilities between Service Provider and Purchaser and the applicable time plan for the performance of the activities. 1.2 This Service Specification consists of this Appendix 1 – Service Specification and its Appendix 1A – Connected Car Territory, in which the supported markets are defined. 1.3 In the event there are any contradictions or inconsistencies between the terms of this Service Specification and Appendix 1A, the terms of this Service Specification shall prevail. 2. DEFINITIONS 2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2.2 MNO means “Mobile Network Operator”. 2.3 SLA means “Service Level Agreement”, e.g. level of provided services agreed between the Parties. 2.4 QA means “Quality Assurance”. 2.5 PS1, PS2, PS3, PS4 and PS5 means “Polestar 1” respectively “Polestar 2”, “Polestar 3”, “Polestar 4” and “Polestar 5”, i.e., Purchaser’s car models. 2.6 Service Request means the established service request process that is established between Service Provider and Purchaser to manage all kind of support requests, from request to agreement, between the Parties. 3. GENERAL DESCRIPTION 3.1 The Parties have agreed that Service Provider shall support and provide Purchaser with connected car services as defined in this Appendix 1. The Services shall enable Purchaser branded cars to be connected and run connected services. For these connected services to work, there are a number of platform enablers: [***], which shall be made available to Purchaser as part of the Services.

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3.2 The overall objective of the activities is to support the connectivity platform used by Purchaser, which means managing of incidents, problems, changes, traffic and performance.

4. ASSUMPTIONS/PRE-REQUISITES

4.1 MNO responsibility: Service Provider will not be or act as an MNO. Nor will Service Provider be responsible or claim responsibility for the contract between Purchaser and the MNO, but will take a leading role in coordination of contract negotiations if Purchaser chooses to follow Service Provider's choice of MNO.

5. DESCRIPTION OF THE SERVICE ACTIVITIES

5.1 The Service Activities described in this Section 5 are applicable to the Purchaser's car models PS1 PS2 and PS3. The car models PS4 and PS5 are subject to slightly modified set-ups in comparison with PS1, PS2 and PS3. The specific variations applicable to PS4 are detailed in Section 5.8, and those applicable to PS5 are detailed in Section 5.9 below.

5.2 Territory

5.2.1 The Services set out in this Appendix 1 are provided by Service provider to Purchaser within the Territory (as defined in the Main Document and as further described in Appendix 1A).

5.3 Platform Enablers

[***]

5.4 Service Operation

5.4.1 Service Provider's Operations act on alert and other sources indicating disturbances in the agreed services provided to Purchaser.

5.4.2 The Parties agree that, following the completion of a formal Service Request process, Appendix 1A may be updated from time to time. The Parties also agree that any such change will be reflected in the service charges according to Appendix 3.

5.5 Agreed connected services provided;

5.5.1 The list of connected services provided is managed and maintained in the OpCom (as defined in Section 5.7 below).

5.5.2 Change and Release Management: The objective of the change management process is to ensure that homogenous methods and procedures are used for well-organized and rapid handling of all changes.

5.6 Development

5.6.1 In order to prepare Service Provider's systems and processes to enable Purchaser to use and benefit from them, Service Provider has made development and modifications to its

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applications and systems. Purchaser will fully compensate Service Provider for this unique development cost in accordance with Appendix 3, Section 3.4.

5.6.2 Service Provider will continuously develop and improve the applications, functionality, features, and Services included in this Service Agreement and Purchaser acknowledge that a fair share of the related costs will be charged to Purchaser as further set out in Appendix 3, Section 3.3.

5.6.3 In the event that a wish or a need to develop any feature or function, related to the Services under this Service Agreement, that are only beneficial to or used by Purchaser, Purchaser may request such work by submitting a formal Service Request. Such work (unique development) may only commence if the Parties agree the scope, timing, and the estimated cost, which would be unique developments costs in accordance with Appendix 3, Section 3.4. For the avoidance of doubt, Service Provider has the right to reject any Service Request at its sole discretion, even if the Service Request would be considered within the scope of this Service Agreement.

5.7 Operational steering and Scope Changes

5.7.1 In addition to what is stated in Section 13.1 in Appendix 2, the Parties agree that they in good faith shall set up and agree upon an operational steering model in respect of this Service Agreement, which shall include an Operational Committee ("**OpCom**") with members from both Parties and which shall, at least on a quarterly basis, review the service performance as well as review and agree potential scope changes.

5.7.2 For the avoidance of doubt, in case the OpCom fails to agree in a matter, the issue shall be escalated in accordance with Section 6 in the Main Document.

5.8 PS4 Service Activity differences

[***]

5.9 PS5 Service Activity differences

[***]

6. TIMING AND DELIVERABLES

6.1 The development and set-up of Services commenced in 2018 for the first Polestar vehicles. The actual service management and operations commenced on 18 November 2019. Later the PS3 and PS4 was added to the Services.

6.2 The development and running operations of the PS5 Services shall start when the Service Agreement has been signed between the Parties.

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